UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.   )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐      Preliminary Proxy Statement
☐      Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐      Definitive Proxy Statement
☑      Definitive Additional Materials
☐      Soliciting Material Pursuant to Rule 14a-12
BELLSOUTH CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑ No fee required
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

How can BellSouth employees who are also shareholders vote their proxy on the proposed merger?
Proxy statements and proxy cards have been mailed to BellSouth shareholders and many employee shareholders may be wondering what to do next. Voting your proxy on the proposed AT&T and BellSouth merger is very important.
Shareholders can vote their proxy in one of the following ways: 1) by Internet, 2) by telephone or 3) by mail. They may also submit a ballot in person at the special meeting of shareholders.
Please vote as soon as possible, even if you plan to attend the meeting. Below are simple instructions for casting your vote:
Voting by Internet
1)	Have your proxy card in hand.
2)	Access www.proxyvoting.com/bls.
3)	Follow the steps provided on the secure Web site.
Voting by Telephone
1)	Have your proxy card in hand.
2)	Call 1-866-540-5760 toll-free using a Touch-Tone phone.
3)	Follow the recorded instructions.
Voting by Mail
1)	Mark, sign and date your proxy card.
2)	Return the card in the postage-paid envelope enclosed in your proxy package, or mail it to:
BellSouth Shareholder Services
Proxy Department
P.O. Box 3517
South Hackensack, NJ 07606-9217
Voting in person
BellSouth will hold a special meeting of its shareholders on July 21, 2006, at the Cobb Galleria Center in Atlanta, Ga., solely for the purpose of voting on the merger.
If you vote your proxy over the Internet or by telephone, please do not mail your proxy card. If you experience technical difficulty while voting by either the Internet or telephone, please call toll-free 1-877-807-8895 between 8 a.m. and 8 p.m. Central time FOR TECHNICAL ASSISTANCE ONLY.
For additional details about information included in the proxy statement, visit www.bellsouth.com/investor. For other merger related news, visit the Merger News intranet site at http://my.bls.com/home/merger.
NOTE: In connection with the proposed merger, AT&T Inc. (“AT&T”) filed a registration statement on Form S-4 (Registration No. 333-132904), containing a joint proxy statement/prospectus of AT&T and BellSouth Corporation (“BellSouth”), with the Securities and Exchange Commission (the “SEC”) which was declared effective on June 2, 2006. Investors are urged to read the registration statement and the joint proxy statement/prospectus contained therein (including all amendments and supplements to it) because it contains important information. Investors may obtain free copies of the registration statement and joint proxy statement/prospectus, as well as other filings containing information about AT&T and BellSouth, without charge, at the SEC’s Web site (www.sec.gov ). Copies of AT&T’s filings may also be obtained without charge from AT&T at AT&T’s Web site (www.att.com ) or by directing a request to AT&T Inc. Stockholder Services, 175 E. Houston, San Antonio, Texas 78205. Copies of BellSouth’s filings may be obtained without charge from BellSouth at BellSouth’s Web site (www.bellsouth.com ) or by directing a request to BellSouth at Investor Relations, 1155 Peachtree Street, N.E., Atlanta, Georgia 30309.